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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Gene Logic Inc. (the "Company"), which pertains to the Company's registration of 1,750,000 shares of the Company's common stock, of our report dated February 22, 2000, included in the Company's Form 10-K for the year ended December 31, 1999, previously filed with the Securities and Exchange Commission (File No. 0-23317) and to all references to our firm included in the registration statement.



/s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland
August 25, 2000